Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES SECOND QUARTER RESULTS

Reports highest operating revenue and operating income for any quarter in Marten’s history – and the best operating ratio, net of fuel surcharges, for any quarter since Marten became a public company in 1986

MONDOVI, Wis., July 15, 2021 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported the highest operating revenue and operating income for any quarter in Marten’s history – and the best operating ratio, net of fuel surcharges, for any quarter since Marten became a public company in 1986. For the second quarter ended June 30, 2021, net income improved 18.1% to $21.4 million, or 26 cents per diluted share, from $18.1 million, or 22 cents per diluted share, for the second quarter of 2020. For the first six months of 2021, net income improved 23.8% to $39.4 million, or 47 cents per diluted share, from $31.9 million, or 38 cents per diluted share, for the first six months of 2020.

Operating Results Comparison

	Percentage	Percentage	Percentage	Percentage
	Increase	Increase	Increase	Increase
	Three Months	Six Months	Year	Year
	Ended	Ended	Ended	Ended
	June 30,	June 30,	December 31,	December 31,
	2021 vs. 2020	2021 vs. 2020	2020 vs. 2019	2019 vs. 2018

Operating revenue	9.4%	5.7%	3.7%	7.1%

Operating revenue, net of fuel surcharges	5.0%	3.7%	6.8%	8.6%

Operating income	12.9%	21.3%	21.9%	8.7%

Net income	18.1%	23.8%	13.8%	11.0%

Operating revenue improved 9.4% to a record $232.4 million for the second quarter of 2021 from $212.4 million for the second quarter of 2020, and improved 5.7% to $455.5 million for the first six months of 2021 from $431.0 million for the first six months of 2020. Excluding fuel surcharges, operating revenue improved 5.0% to $203.7 million for the 2021 quarter from $194.0 million for the 2020 quarter, and improved 3.7% to $401.8 million for the first six months of 2021 from $387.4 million for the first six months of 2020. Fuel surcharge revenue increased to $28.8 million for the 2021 quarter from $18.3 million for the 2020 quarter, and increased to $53.7 million for the first six months of 2021 from $43.6 million for the first six months of 2020 due to significantly higher fuel prices.

Operating income improved 12.9% to a record $28.5 million for the second quarter of 2021 from $25.3 million for the second quarter of 2020. This year’s second quarter operating income was $3.0 million more than Marten’s previous record. Operating income improved 21.3% to $52.5 million for the first six months of 2021 from $43.3 million for the first six months of 2020.

Operating expenses as a percentage of operating revenue improved to 87.7% for the second quarter of 2021 from 88.1% for the second quarter of 2020. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 86.0%, the best ratio for any quarter since Marten became a public company in 1986, from 87.0%.

Operating expenses as a percentage of operating revenue improved to 88.5% for the first six months of 2021 from 90.0% for the first six months of 2020. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 86.9% from 88.8%.

Executive Chairman Randolph L. Marten said, “Our talented and disciplined people capitalized on the continuing tight freight market to drive our highest operating revenue and operating income for any quarter in our history, and our best operating ratio, net of fuel surcharges, for any quarter since we became a public company in 1986. Our 21.3% operating income improvement in this year’s first six months continues the consistent strong operating income growth we produced in 2020 of 21.9% and in 2019 of 8.7%, across periods that included some challenging operating environments.”

“We have been increasing and will continue to increase the compensation from our customers for our premium services within the constrained freight market largely caused by the unrelenting national shortage of qualified drivers. We are also heightening our emphasis on structurally improving our drivers’ jobs and work-life balance by collaborating with our customers.”

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across the Company’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, Chief Executive Officer and President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share information)	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$80,672	$66,127
Receivables:
Trade, net	92,920	83,426
Other	4,904	4,202
Prepaid expenses and other	23,444	21,903
Total current assets	201,940	175,658

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	947,071	930,123
Accumulated depreciation	(266,342)	(275,950)
Net property and equipment	680,729	654,173
Other noncurrent assets	1,694	1,805
Total assets	$884,363	$831,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,279	$25,702
Insurance and claims accruals	41,438	39,595
Accrued and other current liabilities	26,272	24,497
Total current liabilities	106,989	89,794
Deferred income taxes	123,312	121,098
Noncurrent operating lease liabilities	421	411
Total liabilities	230,722	211,303

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 82,880,930 shares at June 30, 2021, and 82,705,005 shares at December 31, 2020, issued and outstanding	829	827
Additional paid-in capital	85,578	85,070
Retained earnings	567,234	534,436
Total stockholders’ equity	653,641	620,333
Total liabilities and stockholders’ equity	$884,363	$831,636

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands, except per share information)	2021	2020	2021	2020

Operating revenue	$232,442	$212,384	$455,488	$431,030

Operating expenses (income):
Salaries, wages and benefits	75,296	73,476	148,294	146,237
Purchased transportation	45,003	36,165	85,768	76,610
Fuel and fuel taxes	32,007	20,868	60,944	49,165
Supplies and maintenance	11,167	11,833	22,182	24,061
Depreciation	25,540	25,972	51,227	51,399
Operating taxes and licenses	2,718	2,615	5,430	5,254
Insurance and claims	9,391	11,633	20,837	23,917
Communications and utilities	2,056	1,977	4,139	3,962
Gain on disposition of revenue equipment	(5,339)	(2,216)	(7,323)	(3,771)
Other	6,085	4,805	11,474	10,908

Total operating expenses	203,924	187,128	402,972	387,742

Operating income	28,518	25,256	52,516	43,288

Other	(9)	(13)	(19)	(110)

Income before income taxes	28,527	25,269	52,535	43,398

Income taxes expense	7,109	7,135	13,111	11,546

Net income	$21,418	$18,134	$39,424	$31,852

Basic earnings per common share	$0.26	$0.22	$0.48	$0.39

Diluted earnings per common share	$0.26	$0.22	$0.47	$0.38

Dividends declared per common share	$0.04	$0.027	$0.08	$0.053

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2021	2020	2021 vs. 2020	2021 vs. 2020
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$83,633	$85,966	$(2,333)	(2.7)%
Truckload fuel surcharge revenue	12,308	8,234	4,074	49.5
Total Truckload revenue	95,941	94,200	1,741	1.8

Dedicated revenue, net of fuel surcharge revenue	67,227	67,076	151	0.2
Dedicated fuel surcharge revenue	12,894	8,351	4,543	54.4
Total Dedicated revenue	80,121	75,427	4,694	6.2

Intermodal revenue, net of fuel surcharge revenue	22,031	18,542	3,489	18.8
Intermodal fuel surcharge revenue	3,561	1,759	1,802	102.4
Total Intermodal revenue	25,592	20,301	5,291	26.1

Brokerage revenue	30,788	22,456	8,332	37.1

Total operating revenue	$232,442	$212,384	$20,058	9.4%

Operating income:
Truckload	$13,197	$11,036	$2,161	19.6%
Dedicated	10,617	11,452	(835)	(7.3)
Intermodal	1,850	954	896	93.9
Brokerage	2,854	1,814	1,040	57.3
Total operating income	$28,518	$25,256	$3,262	12.9%

Operating ratio:
Truckload	86.2%	88.3%
Dedicated	86.7	84.8
Intermodal	92.8	95.3
Brokerage	90.7	91.9
Consolidated operating ratio	87.7%	88.1%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Six Months		Six Months	Six Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2021	2020	2021 vs. 2020	2021 vs. 2020
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$167,552	$169,823	$(2,271)	(1.3)%
Truckload fuel surcharge revenue	23,304	19,509	3,795	19.5
Total Truckload revenue	190,856	189,332	1,524	0.8

Dedicated revenue, net of fuel surcharge revenue	134,129	131,235	2,894	2.2
Dedicated fuel surcharge revenue	24,229	19,229	5,000	26.0
Total Dedicated revenue	158,358	150,464	7,894	5.2

Intermodal revenue, net of fuel surcharge revenue	41,477	39,136	2,341	6.0
Intermodal fuel surcharge revenue	6,119	4,845	1,274	26.3
Total Intermodal revenue	47,596	43,981	3,615	8.2

Brokerage revenue	58,678	47,253	11,425	24.2

Total operating revenue	$455,488	$431,030	$24,458	5.7%

Operating income:
Truckload	$24,612	$17,821	$6,791	38.1%
Dedicated	19,553	19,985	(432)	(2.2)
Intermodal	3,311	2,260	1,051	46.5
Brokerage	5,040	3,222	1,818	56.4
Total operating income	$52,516	$43,288	$9,228	21.3%

Operating ratio:
Truckload	87.1%	90.6%
Dedicated	87.7	86.7
Intermodal	93.0	94.9
Brokerage	91.4	93.2
Consolidated operating ratio	88.5%	90.0%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
Truckload Segment:
Revenue (in thousands)	$95,941	$94,200	$190,856	$189,332
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,146	$3,829	$4,101	$3,821
Average tractors(1)	1,552	1,727	1,580	1,710
Average miles per trip	513	557	524	558
Non-revenue miles percentage(2)	9.6%	10.9%	9.9%	11.0%
Total miles (in thousands)	37,285	42,833	75,568	83,872

Dedicated Segment:
Revenue (in thousands)	$80,121	$75,427	$158,358	$150,464
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,268	$3,314	$3,241	$3,309
Average tractors(1)	1,582	1,557	1,601	1,525
Average miles per trip	323	307	315	306
Non-revenue miles percentage(2)	1.1%	0.8%	0.9%	0.8%
Total miles (in thousands)	32,255	33,174	64,254	64,710

Intermodal Segment:
Revenue (in thousands)	$25,592	$20,301	$47,596	$43,981
Loads	8,646	8,693	16,628	18,430
Average tractors	148	98	141	99

Brokerage Segment:
Revenue (in thousands)	$30,788	$22,456	$58,678	$47,253
Loads	14,341	15,280	28,916	31,388

At June 30, 2021 and June 30, 2020:
Total tractors(1)	3,162	3,313
Average age of company tractors (in years)	1.5	1.8
Total trailers	5,299	5,364
Average age of company trailers (in years)	3.2	2.7
Ratio of trailers to tractors(1)	1.7	1.6

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands)	2021	2020	2021	2020

Net cash provided by operating activities	$39,795	$60,587	$83,365	$104,067
Net cash (used for) investing activities	(44,021)	(22,558)	(61,438)	(59,190)
Net cash (used for) provided by financing activities	(3,685)	1,158	(7,382)	(1,015)

Weighted average shares outstanding:
Basic	82,840	82,527	82,799	82,371
Diluted	83,397	83,133	83,384	83,018

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 118 and 124 tractors as of June 30, 2021 and 2020, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.